                                                                   Exhibit 10.1


================================================================================



                                FINANCE AGREEMENT






                                     BETWEEN


                           CLOSED JOINT-STOCK COMPANY
                                 "FOREST STARMA"




                                       AND

                    OVERSEAS PRIVATE INVESTMENT CORPORATION












                          DATED AS OF DECEMBER 21, 1995



                                                              OPIC/118-94-162-IG
================================================================================

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE I.   DEFINITIONS ....................................................1
     Section 1.01.  Definitions .............................................1
     Section 1.02.  Interpretation ..........................................9
     Section 1.03.  Project Cost; Financial Plan ...........................10

ARTICLE II.  AMOUNT AND TERMS OF THE LOAN ..................................10
     Section 2.01.  Amount and Disbursement ................................10
     Section 2.02.  Commitment Fee .........................................10
     Section 2.03.  Cancellation of the Commitment .........................11
     Section 2.04.  Interest ...............................................11
     Section 2.05.  Repayment of the Loan ..................................11
     Section 2.06.  Voluntary Prepayment ...................................11
     Section 2.07.  Mandatory Prepayment ...................................12
     Section 2.08.  Facility Fee ...........................................12
     Section 2.09.  Taxes ..................................................12
     Section 2.10.  Miscellaneous ..........................................13

ARTICLE III.   REPRESENTATIONS AND WARRANTIES ..............................14
     Section 3.01.  Existence and Power of the Company .....................14
     Section 3.02.  Authority of the Company ...............................14
     Section 3.03.  Financial Condition ....................................15
     Section 3.04.  Capitalization of the Company ..........................15
     Section 3.05.  Subsidiaries ...........................................16
     Section 3.06.  Liens ..................................................16
     Section 3.07.  Taxes and Reports ......................................16
     Section 3.08.  Defaults ...............................................17
     Section 3.09.  Litigation .............................................17
     Section 3.10.  Compliance with Law ....................................17
     Section 3.11.  Easements, Property Interests, Utilities, Etc ..........17
     Section 3.12.  Environmental Matters ..................................18
     Section 3.13.  Project Cost and Project Completion ....................18
     Section 3.14.  Disclosure .............................................18
     Section 3.15.  Charter Documents ......................................18

ARTICLE IV.  CONDITIONS PRECEDENT TO DISBURSEMENT ..........................19
     Section 4.01.  Corporate Authorization ................................19
     Section 4.02.  Representations and Defaults ...........................19
     Section 4.03.  Change in Circumstances ................................20
     Section 4.04.  Certification ..........................................20
     Section 4.05.  Funding Arrangements ...................................20
     Section 4.06.  Financing Documents ....................................20
     Section 4.07.  Sponsor Investment; Subordinated Loan ..................22


















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                                      -ii-

     Section 4.08.  Harvesting Plan ........................................22
     Section 4.09.  Government Approvals ...................................22
     Section 4.10.  Land ...................................................23
     Section 4.11.  Insurance ..............................................23
     Section 4.12.  Financial Information and Construction Progress ........23
     Section 4.13.  Appointment of Agent ...................................23
     Section 4.14.  Legal Opinions .........................................24
     Section 4.15.  Payment or Reimbursement of Expenses ...................24
     Section 4.16.  Other Documents ........................................24

ARTICLE V.   AFFIRMATIVE COVENANTS .........................................24
     Section 5.01.  Project Completion .....................................24
     Section 5.02.  Company Operations .....................................25
     Section 5.03.  Maintenance of Rights and Compliance with Laws .........25
     Section 5.04.  Government Approvals; Foreign Exchange Consents ........25
     Section 5.05.  Maintenance of Insurance ...............................25
     Section 5.06.  Accounting and Financial Management ....................28
     Section 5.07.  Financial Statements and Other Information .............29
     Section 5.08.  Access to Records; Inspection; Meetings ................30
     Section 5.09.  Notice of Default and Other Matters ....................30
     Section 5.10.  Security Documents .....................................30
     Section 5.11.  Financial Ratios .......................................31
     Section 5.12.  Environmental Compliance ...............................31
     Section 5.13.  Designated Accounts and Russian Bank Accounts ..........32

ARTICLE VI.  NEGATIVE COVENANTS ............................................32
     Section 6.01.  Liens ..................................................32
     Section 6.02.  Indebtedness ...........................................33
     Section 6.03.  No Alteration of Agreements ............................33
     Section 6.04.  Dividends and Share Redemptions and
                    Subordinated Loan Payments .............................34
     Section 6.05.  Conduct of Business with Sponsors and Shareholders .....34
     Section 6.06.  Sale of Assets; Mergers ................................35
     Section 6.07.  Lease Obligations ......................................35
     Section 6.08.  Hedging Arrangements ...................................35
     Section 6.09   Ordinary Conduct of Business ...........................35
     Section 6.10.  Worker Rights ..........................................36

ARTICLE VII. DEFAULTS AND REMEDIES .........................................36
     Section 7.01.  Events of Default ......................................36
     Section 7.02.  Remedies upon Event of Default .........................39
     Section 7.03.  Jurisdiction and Consent to Suit .......................39
     Section 7.04.  Arbitration ............................................40
     Section 7.05.  Judgment Currency ......................................42
     Section 7.06.  Immunity ...............................................42













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                                      -iii-

ARTICLE VIII. MISCELLANEOUS ................................................43
     Section 8.01. Notices .................................................43
     Section 8.02. English Language ........................................44
     Section 8.03. Governing Law ...........................................44
     Section 8.04. Succession ..............................................44
     Section 8.05. Survival of Agreements ..................................44
     Section 8.06. Integration; Amendments .................................45
     Section 8.07. Severability ............................................45
     Section 8.08. No Waiver ...............................................45
     Section 8.09. Waiver of Jury Trial ....................................45
     Section 8.10. Waiver of Litigation Payments ...........................46
     Section 8.11. Indemnity ...............................................46
     Section 8.12. Further Assurances ......................................46
     Section 8.13. Counterparts ............................................46

EXHIBITS
--------

     A      Form of Promissory Note

     B      Form of Disbursement Request

     C      Form of Corporate Authorization Certificate (pursuant to
            Section 4.01)

     D      Form of Disbursement Certificate (pursuant to Section 4.04)

     E      Form of Self-Monitoring Questionnaire

     F      Project Completion Agreement

     G      Subordination Agreement

     H      Security and Accounts Deed

     I      Form of Subordinated Promissory Note

     J      Form of Letter of Acknowledgment


SCHEDULES
---------

     1.01   Application

     1.03   Financial Plan

     4.09   Government Registrations and Consents

     5.12   Guidelines Schedule

                                FINANCE AGREEMENT

      AGREEMENT, dated as of December 21, 1995, between CLOSED JOINT-STOCK COMPANY "FOREST STARMA", a closed joint-stock company, organized and existing under the laws of the Russian Federation (the "COMPANY"), and OVERSEAS PRIVATE INVESTMENT CORPORATION, an agency oft he United States of America ("OPIC"),

                                   WITNESSETH:

      WHEREAS, the Company intends to construct and operate the Project (as hereinafter defined); and

      WHEREAS, to secure a portion of the financing for the Project, the Company has requested that OPIC provide a credit facility to the Company in an amount up to $9,300,000 pursuant to Section 234(b) of the Foreign Assistance Act of 1961, as amended, which OPIC is willing to do on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises and of the agreements contained herein, it is hereby agreed as follows:



                                   ARTICLE I.
                                   DEFINITIONS


SECTION 1.01.  DEFINITIONS.

      Unless otherwise provided, capitalized terms used herein shall have the definitions specified below:

      "ADJUSTED CASH FLOW" means, as of any date, the sum of the following amounts for the preceding six months, multiplied by two: (i) Net Income of the Company; (ii) all depreciation, amortization, deferred taxes and other non-cash charges of the Company, excluding bad and doubtful debts; and (iii) interest payments made by the Company on all loans and all fees due to OPIC for the next succeeding Fiscal Year.

      "ADJUSTED NET WORTH" means, as of any date, (i) the Company's total stockholders' equity (including capital stock, paid-in capital and retained earnings and/or accumulated losses, after deducting treasury stock and reserves) that would appear on the Company's Financial Statements prepared as of that date, and (ii) the Subordinated Loan.

      "AFFILIATE" means, with respect to any Person, (i)any other Person that is directly or indirectly controlled by, under common control with or controlling such Person; (ii) any other Person owning beneficially or controlling five percent (5%) or more of the equity interest in such Person; (iii) any officer, director or parmer of such Person; or (iv)any spouse or relative of such Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of partnership interests or voting securities, by contract or otherwise.

      "AGREEMENT" means this Finance Agreement between the Company and OPIC.

      "APPLICATION" means the Company's application to OPIC for the Loan, consisting of the Commitment Letter and the items described in
            Schedule 1.01.

      "AUTHORIZED OFFICER" means, with respect to any Person, its Chairperson, Managing Director, President, Secretary or Treasurer, any Vice President, Assistant Secretary or Assistant Treasurer thereof, and any other officer designated in writing by such Person as having been authorized to execute and deliver this Agreement, the Notes, any of the other Financing Documents to which it is or will be a party, or any other notice or instrument contemplated hereunder.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which commercial banks are authorized by law to close in the City of New York or Washington, D.C., United States of America.

      "CAPITAL EXPENDITURE AND U.S.$ OPERATING EXPENDITURE ACCOUNT" means a
            Designated Account into which the Company shall deposit the amount of the Proceeds in excess of the Cash Collateral Amount.

      "CASH COLLATERAL ACCOUNT" means a Dollar Designated Account in which the
            Company shall maintain the Cash Collateral Amount so long as any amount remains outstanding under the Loan or any fees are due to OPIC.

      "CASH COLLATERAL AMOUNT" means (i) prior to the Project Completion, an amount equal to the Debt Service for one Interest Period and (ii) subsequent to Project Completion, an amount equal to the Debt Service for two Interest Periods.

      "CHARTER DOCUMENTS" means, in respect of any company, corporation, partnership, governmental agency or other enterprise, its founding act, charter, articles of incorporation and by-laws, memorandum and articles of association, statute, or similar instrument.

      "CLOSING DATE" means any Business Day on which a Disbursement is made.

      "COMMITMENT" means OPIC's commitment to guarantee an amount not to exceed
            $9,300,000 less (i)the portion thereof which pursuant to Section
            2.03 has been cancelled or has been deemed cancelled and (ii)any Loan amounts repaid or prepaid.

      "COMMITMENT FEE" has the meaning set forth in Section 2.02.

      "COMMITMENT LETTER" means the letter agreement among the Company, the Sponsors and OPIC, dated November 28, 1994, as amended, in which OPIC and the Company have agreed to enter into this credit facility, subject to the conditions stated therein.

      "COMMITMENT PERIOD" means the period Commencing on the date hereof and ending on the earlier of (i) the first date on which the amount of the Loan equals the amount of the Commitment and (ii) February 28, 1996.

      "COMPANY" means Closed Joint-Stock Company "Forest Starma", a closed joint-stock company organized and existing under the laws of Russia.

      "CONTRACT OF PLEDGE OF SHARES" has the meaning set forth in Section 4.06.

      "CURRENT ASSETS" means assets treated as current assets under U.S. GAAP.

      "CURRENT LIABILITIES" means all Indebtedness and liabilities due on demand or to become due within one year and other liabilities treated as current liabilities under U.S. GAAP.

      "CUTTING LICENSE" means the license entitled "Siziman Forest Cutting
            License" dated October 24, 1994 issued by the Federal Forest Service of Russia.

      "DAY COUNT FRACTION" means 360-day years consisting of twelve 30-day months.

      "DEBT SERVICE" means principal of and interest on the Loan and all fees due to OPIC.

      "DEBT SERVICE RATIO" means the ratio of Adjusted Cash Flow to the Debt
            Service Requirement.

      "DEBT SERVICE REQUIREMENT" means an amount equal to the principal, interest and all fees due to OPIC for the next succeeding one year period.

      "DESIGNATED ACCOUNTS" means one or more accounts opened and maintained by the Company with the Escrow Agent, pursuant to the applicable Russian Central Bank License for offshore bank accounts and the terms of the Security and Accounts Deed, and subject to a pledge in favor of OPIC. The Designated Accounts shall include the Funding Account, the Timber Proceeds Account, the Cash Collateral Account and the Capital Expenditure and U.S.$ Operating Expenditure Account.

      "DISBURSEMENT" means the disbursement of the Loan.

      "DISBURSEMENT REQUEST" means a request for a Disbursement substantially in the form of Exhibit B.

      "DOLLARS" or "$" means United States dollars.

      "ESCROW AGENT" means Moscow Narodny Bank, London, or a successor financial institution acceptable to OPIC, as escrow agent pursuant to the terms of the Security and Accounts Deed.

      "EVENT OF DEFAULT" has the meaning set forth in Section 7.01.

      "FACILITY FEE" has the meaning set forth in Section 2.08.

      "FINANCIAL PLAN" has the meaning set forth in Section 1.03.

      "FINANCIAL STATEMENTS" means, with respect to any Person, such Person's quarterly or annual balance sheet and statements of income, retained earnings, and sources and application of funds for such fiscal period, together with all notes thereto and with comparable figures for the corresponding period of its previous Fiscal Year, each prepared in Dollars, and in the case of such Person's annual statements, prepared in accordance with U.S. GAAP.

      "FINANCING DOCUMENTS" has the meaning set forth in Section 4.06.

      "FISCAL YEAR" means, with respect to the Company, the period beginning on January 1 and ending on December 31 of each year.

      "FUNDING ACCOUNT" means a Designated Account into which the Company shall receive the Disbursement.

      "FUNDING DOCUMENTS" has the meaning set forth in Section 4.05.

      "HARVESTING PLAN" has the meaning set forth in Section 4.08.

      "HEDGING ARRANGEMENT" means any interest rate or currency swap, future, option, cap, collar, ceiling, hedge, or other interest rate protection agreement or foreign exchange contract, or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values.

      "INDEBTEDNESS" of any Person means, at any date, all or any liabilities, obligations and reserves, contingent or otherwise, which, in accordance with U.S. GAAP, would be reflected as a liability on a balance sheet, including without limitation, (i)any obligation of such Person for borrowed .money or arising out of any credit facility, (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) any obligation of such Person to pay the deferred purchase price of property or services, (iv) any obligation of such Person under conditional sales or other title retention agreements, (v)the net aggregate rentals under any lease by such Person as lessee that under U.S. GAAP would be capitalized on the books of the lessee or is the substantial equivalent of the financing of the property so leased, (vi)any obligation of such Person to purchase securities or other property which arises out of or in connection with the sale of the same or substantially similar securities or property, (vii)any obligation of such Person secured by any Lien upon property, (viii) any Indebtedness of others secured by a Lien on any asset of such Person, and (ix) any Indebtedness of others guaranteed, directly or indirectly, by such Person.

      "INDEMNIFIED PERSONS" has the meaning set forth in Section 8.11.

      "INTEREST PERIOD" means the period (i)from and including the day following the immediately preceding Payment Date or, if later, the Closing Date (ii)to and including the next succeeding Payment Date or, if earlier, the Loan Maturity Date.

      "INTEREST RATE" means the rate of interest specified in the Note.

      "LIEN" means any lien, pledge, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention or other encumbrance on or with respect to, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind.

      "LITIGATION PAYMENT" has the meaning set forth in Section 8.10.

      "LOAN" means, on any date, the aggregate of the outstanding unpaid principal amounts of the Notes then outstanding.

      "LOAN DOCUMENTS" has the meaning set forth in Section 4.06.

      "LOAN MATURITY DATE" means December 15, 2003.

      "LOCAL CURRENCY" or "LC(s)" means the official currency of the Russian
            Federation.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i)the
            Project, (ii) the business, operations, prospects, condition (financial or otherwise), or property of the Company, the Sponsors, or any other Person whose continuing viability, because of its guaranty or other undertaking, is essential to the Project, (iii) the ability of the Company or any other party to perform in a timely manner its material obligations under any of the Financing Documents, (iv)the validity or enforceability of any material provision of any Financing Document, (v) the rights and remedies of OPIC, if any, under any of the Financing Documents, or (vi) the Liens provided to OPIC under the Security Documents.

      "NET INCOME" means, with respect to any Person for any fiscal period, the net income of such Person for such period after Taxes but before extraordinary items, determined in accordance with U.S. GAAP.

      "NOTE" means any promissory note issued by the Company pursuant to this Agreement substantially in the form of Exhibit A.

      "NOTE INTEREST RATE" has the meaning set forth in Section 2.04.

      "OPIC" means Overseas Private Investment Corporation, an agency of the United States of America.

      "OPIC PLAINTIFF" has the meaning set forth in Section 8.10.

      "OPIC SPREAD" means (i) two and three quarters percent (2.75%) per annum on the outstanding balance of the Loan prior to Project Completion and five and one eighth percent (5.125%) per annum on the outstanding balance of the Loan subsequent to Project Completion.

      "OVERSIGHT GROUP" has the meaning set forth in Section 5.12.

      "PAYING AGENT" means a banking corporation designated as Paying Agent under the Funding Documents, or any successor or successors thereto.

      "PAYMENT DATE" means each June 15, and December 15 after the date hereof until the Loan and all amounts due hereunder or under the Note are paid in full, unless such date is not a Business Day, in which case the Payment Date will be the next succeeding Business Day.

      "PERSON" means and includes (i) an individual, (ii) a legal entity, including but not limited to, a partnership, a joint venture, a corporation, a trust, and an unincorporated organization, and (iii) a government or any department or agency thereof.

      "PGI" means The Pioneer Group, Inc.

      "PLACEMENT SPREAD" means the number of basis points in excess of the Interest Rate required in connection with the Funding Documents, as set forth in the Note.

      "PREPAYMENT PREMIUM" has the meaning set forth in Section 2.06.

      "PROCEEDS" means the Company's proceeds from the export of raw logs and timber.

      "PROJECT" means the development of a forestry tract and the construction of a jetty facility in the Siziman area, north east of Komsomolsk in the Khabarovsk administrative division of the Russian Federation, as more fully described in the Application and the items set forth in
            Schedule 1.01.

      "PROJECT COMPLETION" has the meaning set forth in Section 3 of the Project
            Completion Agreement.

      "PROJECT COMPLETION AGREEMENT" means the Project Completion Agreement among the Sponsors, the Company, and OPIC, dated December 21, 1995, a copy of which is attached hereto as Exhibit F.

      "PROJECT DOCUMENTS" has the meaning set forth in Section 4.06.

      "RUSSIAN BANK ACCOUNTS" means one or more Russian bank accounts opened and maintained by the Company with a Russian financial institution or a successor thereto, in either case acceptable to OPIC, and subject to a pledge in favor of OPIC.

      "SECURITY DOCUMENTS" has the meaning set forth in Section 4.06.

      "SECURITY AND ACCOUNTS DEED" means an agreement among the Company, OPIC and the Escrow Agent, substantially in the form attached hereto as Exhibit H, providing, among other things, for the deposit of the Company's Proceeds into the Timber Proceeds Account, for the deposit of the Cash Collateral Amount into the Cash Collateral Account, for the payment of all amounts payable by the Company hereunder or under the Notes from a Designated Account and establishing a first priority security interest in favor of OPIC over the Designated Accounts.

      "SELF-MONITORING QUESTIONNAIRE" means the Annual Self-Monitoring
            Questionnaire attached hereto as Exhibit E, as the same may be revised and supplemented by OPIC from time to time.

      "SHAREHOLDERS" means the Sponsors; Goskomsever; Sovgavan Complex Timber
            Industry, Vanino District Foundation and other local minority shareholders.

      "SPONSORS" means The Pioneer Group, Inc., a corporation organized and existing under the laws of Delaware, and International Joint-Stock Company "Starma Holding", a joint-stock company organized and existing under the laws of the Russian Federation.

      "SUBORDINATED LENDER" means PGI and/or a substitute financial institution, pursuant to an agreement with PGI, satisfactory to OPIC in form and substance (such agreement to include the provisions set forth in the Subordination Agreement attached hereto as Exhibit G unless the Subordinated Lender is a party to the Subordination Agreement).

      "SUBORDINATED LOAN" means the aggregate amount (principal and interest) outstanding from time to time to the Subordinated Lender pursuant to the Subordinated Promissory Note.

      "SUBORDINATED PROMISSORY NOTE" means one or more promissory notes issued by the Company to the Subordinated Lender, substantially in the form of Exhibit I, or such other forms of note or evidence of indebtedness as agreed to by the Company and the Subordinated Lender, pursuant to which the Subordinated Lender shall make the Subordinated Loan to the Company.

      "SUBORDINATION AGREEMENT" means the Subordination Agreement among the State Street Bank and Trust Company, PGI, Starma Holding, OPIC and the Company dated December 21, 1995, a copy of which is attached hereto as Exhibit G.

      "TAXES" has the meaning set forth in Section 2.09.

      "TIMBER PROCEEDS ACCOUNT" means a Dollar Designated Account into which the
            Company shall deposit the Proceeds.

      "TREASURY COST" means, with respect to any amount, the fixed borrowing cost that would be charged to OPIC for such amount by the United States Department of Treasury (which will approximate the interest rate on U.S. Treasury notes with a similar maturity.)

      "U.S. GAAP" means generally accepted accounting principles in the United
            States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

      "U.S. SPONSOR" means PGI.

SECTION 1.02. INTERPRETATION.

      In this Agreement, unless otherwise indicated or otherwise required by the context:

      (a) Reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended, supplemented, revised, or modified from time to time;

      (b) All references to an "Article", "Section", "Schedule", or "Exhibit" are to an Article or Section hereof or to a Schedule or an Exhibit attached hereto and made a part hereof;

      (c) The table of contents, article and section headings, and other captions in this Agreement are for the purpose of reference only and do not limit or affect its meaning;

      (d) Defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders;

      (e) Accounting terms used herein but not defined in Section 1.01 shall have the respective meanings given to them under U.S. GAAP; and

      (f) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

SECTION 1.03. PROJECT COST; FINANCIAL PLAN.

      The total cost of the Project (including provisions for contingencies) is estimated to be the equivalent of $28,400,000, based on the financial plan set forth in Schedule 1.03 (the "FINANCIAL PLAN").


                                   ARTICLE II.
                          AMOUNT AND TERMS OF THE LOAN

SECTION 2.01. AMOUNT AND DISBURSEMENT.

      (a) COMMITMENT. Subject to the terms and conditions hereof, OPIC agrees to guarantee, and the Company agrees to accept, a Loan for the Project in the principal amount of not more than $9,300,000. Disbursements of the Loan hereunder shall only be made from the date hereof through the end of the Commitment Period.

      (b) DISBURSEMENT TERM. Subject to the satisfaction of the conditions set forth in Article IV, the Company may request a Disbursement of the Loan by delivering a Disbursement Request to OPIC not less than 20 Business Days prior to the Closing Date. The Disbursement shall be evidenced by one or more (as OPIC may specify) Notes aggregating the principal amount of the Disbursement and dated the Closing Date. All Notes shall be issued for a term ending on or before the Loan Maturity Date. The amount of the Loan shall not exceed the amount of the Commitment.

      (c) NUMBER AND AMOUNT OF DISBURSEMENTS. The Loan hereunder shall be disbursed in not more than one Disbursement in an amount of not less than $9,300,000, upon certification to OPIC's satisfaction that the contributions of equity and subordinated loans set forth in the Financial Plan have been made and satisfaction of the conditions set forth in Article IV.

SECTION 2.02. COMMITMENT FEE.

      Commencing from the date hereof and continuing through the Commitment Period, a commitment fee (the "COMMITMENT FEE") shall accrue on a daily basis at the rate of one half of one percent (0.5%) per annum on the difference, calculated for each day during such period, between (i) the amount of the Commitment, and (ii) the aggregate amount of the Loan outstanding on such day. The Commitment Fee shall be payable in arrears to OPIC on each Payment Date and on the date of expiration of the Commitment Period.

SECTION 2.03. CANCELLATION OF THE COMMITMENT.

      The Company may cancel all or any part of the Commitment at any time upon payment to OPIC at the time of such cancellation of a fee (the "Cancellation Fee") equal to one percent (1%) of the amount of the Commitment then cancelled. Any part of the Commitment not disbursed at the end of the Commitment Period shall be deemed to have been cancelled and the Cancellation Fee shall apply.

SECTION 2.04. INTEREST. (a) NOTE INTEREST RATE. On each Payment Date the Company shall pay interest in arrears to the order of OPIC on the daily outstanding principal balance of each Note at the rate specified in such Note, PROVIDED that the first Payment Date for the payment of interest shall be June 17, 1996. Such rate shall be at a rate per annum equal to the sum of the following (the "NOTE INTEREST RATE"):

          (i)      the Interest Rate;
          (ii)     the Placement Spread; and
          (iii)    the OPIC Spread.





      (b) DEFAULT INTEREST. If the Company fails to pay in full when due any amount of principal or interest on any Note, the Company shall on demand pay OPIC default interest on such unpaid amount (in lieu of the Interest Rate) at a rate equal to the sum of (i) the Treasury Cost, (ii) the OPIC Spread, and (iii) two percent (2.0%) (to the extent permitted by applicable law) from the date of such payment default until the date on which such defaulted amount is paid in full.

SECTION 2.05. REPAYMENT OF THE LOAN.

      The Company shall repay the Loan in fifteen (15) equal installments payable on each Payment Date commencing on December 15, 1996 and ending on the Loan Maturity Date.

SECTION 2.06. VOLUNTARY PREPAYMENT.

      In addition to any requirements set forth in the Funding Documents, on any date following the last day of the Commitment Period, the Company may, upon 20 (twenty) Business Days' prior notice to OPIC, prepay the Loan in whole or in part upon the payment to OPIC of a prepayment premium (the "PREPAYMENT PREMIUM") of (i) three percent (3%) of the Loan amount prepaid during the twenty-four month period immediately following the last day of the Commitment Period,
(ii) two percent (2%) of the Loan amount prepaid during the twenty-four month period immediately following the third anniversary of the last day of the Commitment Period, and (iii) no Prepayment Premium shall be payable thereafter. The amount of any such voluntary prepayment shall be applied to the repayment schedule provided for in Section 2.05 in the inverse order of maturity.

SECTION 2.07. MANDATORY PREPAYMENT.

      The Company shall reduce the amount of the Loan:

      (a) in the event that, and in the amount by which, the aggregate amount of insurance proceeds received by the Company for or in respect of its properties or assets during any Fiscal Year in excess of $500,000 is not applied or committed within 180 days after the receipt thereof to the repair or replacement of such assets; and

      (b) in the event that the aggregate amount of dividends or distributions or payment or compensation of any type made during any Fiscal Year to a Sponsor, Shareholder or an Affiliate of either of the foregoing exceeds fifty percent (50%) of the Company's Net Income for the preceding Fiscal Year, as reflected in the Company's audited Financial Statements, by an amount equal to fifty percent (50%) of such excess.

      The Loan prepayment resulting from this Section 2.07 shall have the same effect as if such prepayment occurred pursuant to Section 2.06, except that solely with respect to Section 2.07(a) no Prepayment Premium shall be due.

SECTION 2.08. FACILITY FEE.

      The Company shall pay OPIC a facility fee (the "FACILITY FEE") in the amount of one percent (1%) of the amount of the Commitment or $93,000, of which $70,000 has previously been paid to OPIC. The outstanding balance of $23,000 shall be due and payable upon the execution and delivery of this Agreement by the Company.

SECTION 2.09. TAXES.

      (a) All sums payable by the Company hereunder or under the Notes, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamps, duties, fees, assessments, deductions, withholdings, and other governmental charges, and all liabilities with respect thereto (collectively referred to as "TAXES"). In the event that the Company is prohibited by law from making payments hereunder or under the Notes free of such deductions or withholdings, then the Company shall pay such additional amount as may be necessary in order that the actual amount received after such deduction or withholding shall equal the full amount stated to be payable hereunder or under the Notes.

      (b) The Company shall pay directly to all appropriate taxing authorities any and all present and future Taxes, and all liabilities with respect thereto imposed by law or by any taxing authority on or with regard to any aspect of the transactions contemplated by this Agreement or the execution and delivery of this Agreement or the Notes, except for any Taxes or other liabilities that the Company is contesting in good faith by appropriate proceedings, PROVIDED that the Company hereby indemnifies OPIC and holds OPIC harmless from and against any and all liabilities, fees or additional expense with respect to or resulting from any delay in paying, or omission to pay, Taxes. Within 30 days after the payment by the Company of any Taxes, the Company shall furnish OPIC with the original or a certified copy of the receipt evidencing payment thereof, together with any other information OPIC may reasonably require to establish to its satisfaction that full and timely payment of such Taxes has been made.

      (c) OPIC shall notify the Company of any payment of Taxes required or requested of it and shall give due consideration to any advice or recommendation given in response thereto by the Company, and upon notice from OPIC that Taxes or any liability relating thereto (including penalties and interest) have been paid, the Company shall pay or reimburse OPIC therefor within 30 days of such notice.

      (d) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 2.09 shall survive the payment in full of principal and interest hereunder and under the Notes.

SECTION 2.10. MISCELLANEOUS.

      (a) PAYMENT OR REIMBURSEMENT OF EXPENSES. The Company shall pay or reimburse OPIC, promptly upon receipt of OPIC's request, OPIC's reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution and delivery, and implementation of this Agreement, the Notes, and the other Financing Documents, including, without limitation, (i)the reasonable fees and expenses of outside legal counsel and business consultants and (ii)the reasonable costs of communications and travel expenses, the preparation of any documents, the authentication, registration and recordation of any of the Financing Documents, the preparation of bound volumes of the Financing Documents for OPIC's use, and the termination of the Liens created pursuant to the Security Documents. The Company shall also reimburse OPIC, promptly upon demand, for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and the reasonable cost of travel) incurred by OPIC in preserving in full force and effect or enforcing its rights hereunder or under any of the Financing Documents or incurred in connection with the modification, amendment or waiver of any provision of any such document, including but not limited to release of the Liens in favor of OPIC arising under the Security Documents.

      (b) CURRENCY AND PLACE OF PAYMENT. All payments required hereunder shall be made in Dollars in immediately available funds without any offset or deduction for Taxes or otherwise to the Paying Agent as provided for in the Funding Documents or, as the case may be, to OPIC at the following address:

      By wire transfer (via a United States domestic bank):

            U.S. Treasury Department
            ABA No. 0210-3000-4 TREASNYC/CTR/BNF=AC71000001
            OBI=OPIC Loan No. 118-94-162-IG

      (c) COMPUTATION OF INTEREST ON NOTES AND FEES. Except as otherwise provided herein or in the Funding Documents or in any Note, interest (including the Interest Index, the Placement Spread, and the OPIC Spread), default interest, the Commitment Fee and any other fees shall accrue on a daily basis in the Interest Period and shall be computed on the basis of the Day Count Fraction for such Interest Period.

      (d) APPLICATION OF PAYMENTS TO OPIC. Payments received by OPIC under this Agreement or with respect to any Note shall be applied to amounts due under this Agreement and under the Notes in such manner as OPIC in its sole discretion may determine to be appropriate, notwithstanding any instruction to the contrary from the Company.



                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

      The Company represents, covenants, and warrants to OPIC that:

SECTION 3.01. EXISTENCE AND POWER OF THE COMPANY.

      The Company is a closed joint-stock company, validly existing, and in good standing under the laws of the Russian Federation. The Company is duly authorized to do business in each jurisdiction in which its business makes such authorization necessary, has the requisite power to own and operate its properties, to carry on its business and the Project, to borrow money and create a charge on its properties and to execute, deliver, and perform this Agreement, the Notes, and each of the other Financing Documents to which it is or will be a party.

SECTION 3.02. AUTHORITY OF THE COMPANY.

      The Company's execution, delivery, and performance of this Agreement, the Notes, and each of the other Financing Documents to which it is or will be a party: (i) have been duly authorized by all necessary corporate action; (ii) will not violate any applicable regulation or ruling of any governmental authority, violation of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect; and (iii) will not breach, or result in the imposition of any Lien upon any of its assets (except as permitted by Section 6.01) under, any of its Charter Documents or any agreement or other requirement by which it or any of its properties may be bound or affected. The execution and delivery by the Company of this Agreement, the Notes, and each of the other Financing Documents to which it is or will be a party will cause each such respective instrument to constitute a legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforcement is Considered in a proceeding in equity or at law). Except for consents referred to in Section 3.10, no consent of any other Person, including the Shareholders, is required in connection with the execution, delivery, performance, validity, or enforceability of any of the Financing Documents or for the construction and operation of the Project. The Company's obligations hereunder and under the Notes will rank not less than pari passu with all of the Company's other Indebtedness and obligations.

SECTION 3.03. FINANCIAL CONDITION.

      The Company's audited Financial Statements, dated December 31, 1994, which have been furnished to OPIC, are complete and correct and fairly present, in all material respects, its financial condition and results of its operations for the period then ended. It has no contingent obligation, liability for Taxes, material or long-term commitment, or outstanding Indebtedness of any kind except as disclosed in such Financial Statements. There has been no change in the Company's financial condition or prospects from that set forth in such Financial Statements that is reasonably likely to have a Material Adverse Effect, and since the date thereof no dividend or other distribution has been declared or paid to its shareholders.

SECTION 3.04. CAPITALIZATION OF THE COMPANY.

      The authorized capital of the Company consists of 1,500 shares of common stock, par value 1000 Roubles per share, of which 1,500 shares are issued and outstanding. All such capital stock of the Company has been duly authorized and validly issued, and is fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, calls, agreements, preemptive rights, acquisition rights, redemption rights or any other rights or claims of any character that restrict the transfer of, require the issuance of, or otherwise relate to any class of the capital stock of the Company. The capital stock of the Company is owned of record as follows:


                                                SHARES    PERCENTAGE
                                                ------    ----------
Pioneer Group, Inc.                               750         55%
Starma Holding Company                            345         18%
Sovgavan Complex Timber Industry Enterprise        9O          6%
Goskomsever                                        90          6%
Vanino District Foundation                         45          3%
Other Local Minority Shareholders                 180         12%
                                                -----        ----
    Total                                       1,500        100%



In addition, capital stock of the Company is owned beneficially by PGI through its thirty-two percent (32%) holding of the capital stock of Starma Holding Company.

SECTION 3.05. SUBSIDIARIES.

      The Company does not own or otherwise control any voting stock of, or have any ownership interest in, any other Person, including any other corporation or partnership.

SECTION 3.06. LIENS.

      The Security Documents are, or upon filing and registration will be, effective to create in favor of OPIC legal, valid, and enforceable first Liens on all of the Company's assets intended to be covered thereby, to the extent permitted under Russian law with respect to the Security Documents governed by Russian law and English law with respect to the Security Documents governed by English law. The Company does not have outstanding, nor is it contractually bound to create, any Lien on or with respect to, any of its properties, rights or revenues, except as permitted in Section 6.01.

SECTION 3.07. TAXES AND REPORTS.

      All tax returns and reports of the Company required by law to be filed in the Russian Federation, and each governmental subdivision thereof, have been duly filed for periods ending prior to the date of this Agreement, and all Taxes, assessments, fees and other governmental charges due or reasonably anticipated to become due in respect of the Company, or any assets, income, or franchises of the Company, that if not paid is reasonably likely to have a Material Adverse Effect, have been duly paid or have been adequately provided for on the books of the Company.

SECTION 3.08. DEFAULTS.

      No Event of Default, and no event or condition that with the passage of time or the giving of notice, or both, could constitute an Event of Default, has occurred and is continuing. Neither the Company nor any other party, to the knowledge of the Company, is in breach of any provision of any contract to which the Company is a party, which breach is reasonably likely to have a Material Adverse Effect.

SECTION 3.09. LITIGATION.

      No action, suit, other legal proceeding, arbitral proceeding or investigation is pending by or before any domestic or foreign court or governmental authority or in any arbitral or other forum or, to the knowledge of the Company, is threatened, against the Company or any of its properties or rights that (i) relates to any of the transactions contemplated by this Agreement or any other Financing Document, or (ii) has, or if adversely determined is reasonably likely to have, a Material Adverse Effect.

SECTION 3.10. COMPLIANCE WITH LAW.

      The Company is conducting its business in compliance in all material respects with all applicable laws, regulations and authorizations of all relevant governmental authorities, non-compliance with which is reasonably likely to have a Material Adverse Effect, and in compliance with its Charter Documents. The Company has duly obtained all material consents, licenses, approvals and authorizations and has effected all declarations, filings and registrations necessary for the due execution and delivery of this Agreement and each of the other Financing Documents to which it is or will be a party and for the construction and operation of the Project.

SECTION 3.11. EASEMENTS, PROPERTY INTERESTS, UTILITIES, ETC.

      All easements, leasehold and other property interests, and all utility and other services, means of transportation, facilities, other materials and other fights that can reasonably be expected to be necessary for the construction, completion and operation of the Project in accordance with applicable requirements of law and the Financing Documents (including, without limitation, gas, electrical, water and sewage services and facilities), have been procured or axe commercially available to the Project, and, to the extent appropriate, arrangements have been made on commercially reasonable terms for such easements, interests, services, means of transportation, facilities, materials and rights. No material licenses, trademarks, patents or other similar agreements are necessary for the construction, ownership, operation and maintenance of the Project.

SECTION 3.12. ENVIRONMENTAL MATTERS.

      (a) The Company has duly complied with in all material respects, and its business, operations, assets, equipment, property, leaseholds, and other facilities are materially in compliance with, the provisions of all environmental, health and safety laws, codes and ordinances applicable to the Project, and all rules and regulations promulgated thereunder. The Company
(x) has been issued and will maintain all required permits, licenses, certificates and approvals relating to, and (y) has received no complaint, order, directive, claim, citation or notice by any governmental authority or any Person with respect to: (i) air emissions, (ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes, or (vi) other environmental, health or safety matters applicable to the Project.

      (b)   The Company has duly complied with the provisions of Schedule 5.12.

SECTION 3.13. PROJECT COST AND PROJECT COMPLETION.

      The Company's good faith estimate of the total cost of the Project (including provisions for contingencies) is the equivalent of $28,400,000 based on the Financial Plan set forth in Schedule 1.03, and the Company's good faith estimate of the date on which it will achieve Project Completion is March 31, 1996.

SECTION 3.14. DISCLOSURE.

      All documents, reports or other written information pertaining to the Project (including, without limitation, the Application, this Agreement, and the other Financing Documents) that have been furnished to OPIC are true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading. There is no fact known to the Company, that has not been disclosed to OPIC in writing, the existence of which is reasonably likely to have a Material Adverse Effect. No condition has arisen since the date of the Application that has or is reasonably likely to have a Material Adverse Effect.

SECTION 3.15. CHARTER DOCUMENTS.

      The Company's Charter Documents (i) provide that Indebtedness of the Company (other than the OPIC Loan, the Subordinated Loan and an amount not to exceed $150,000) shall require approval by a two-thirds majority vote of the Company's Board of Directors and (ii) prohibit Indebtedness of the Company other than Indebtedness permitted by this Agreement and Liens on the Company's assets other than Liens permitted by this Agreement.

                                   ARTICLE IV.
                      CONDITIONS PRECEDENT TO DISBURSEMENT

      Unless OPIC otherwise agrees in writing, the obligation of OPIC to make the Disbursement of the Loan is subject to the prior fulfillment, to OPIC's satisfaction in its sole discretion, of the following conditions precedent and to their continued fulfillment on the date of the Disbursement:

SECTION 4.01. CORPORATE AUTHORIZATION.

      OPIC shall have received a certificate of an Authorized Officer of the Company, dated the Closing Date, substantially in the form of Exhibit C:

      (a) attaching a copy of each of the Charter Documents of the Company, as amended to date, certifying that the attached copies are true and complete and in full force and effect as of the Closing Date, together with evidence satisfactory to OPIC that such documents have been approved by the competent governmental agencies and authorities in the Russian Federation.

      (b) attaching a copy of the resolutions of the Board of Directors of the Company, and of all documents evidencing any other necessary corporate action (each such resolution and document satisfactory to OPIC in form and substance), authorizing it to execute, deliver and perform this Agreement, the Notes, and each of the other Financing Documents to which it is or will be a party and to engage in the transactions herein contemplated, and certifying that the attached copies are true and complete and in full force and effect as of the Closing Date; and

      (c) certifying the names, titles and specimen signatures of the Persons who are authorized to execute and deliver on behalf of the Company this Agreement, the Notes, each of the other Financing Documents to which it is or will be a party and all other notices or instruments contemplated hereunder.

SECTION 4.02. REPRESENTATIONS AND DEFAULTS.

      The representations and warranties set forth in Article III shall be true and correct on the date of the Disbursement as if made on such date, and on such date no Event of Default, and no event or condition that with the passage of time or the giving of notice, or both, could constitute an Event of Default, shall have occurred and be continuing.

SECTION 4.03. CHANGE IN CIRCUMSTANCES.

      At the time of the Disbursement, no circumstance shall exist, and no change of law or regulation of any governmental authority shall have occurred, that in OPIC's reasonable judgment is reasonably likely to have a Material Adverse Effect.

Section 4.04. Certification.

      The Company shall have furnished OPIC with a certificate of an Authorized Officer of the Company, dated the date of the Disbursement, substantially in the form of Exhibit D (i) certifying the satisfaction of each of the conditions set forth in Sections 4.02 and 4.03, and (ii) setting forth the Project costs to which the Disbursement will be applied and certifying that the proceeds of the Disbursement are presently needed for these purposes, or that the Company or a Sponsor has advanced funds in connection with which it requests the Disbursement.

SECTION 4.05. FUNDING ARRANGEMENTS.

      Suitable arrangements shall have been made for funding the Loan (all agreements and documents required in connection with such funding arrangements are collectively referred to herein as the "FUNDING DOCUMENTS," which Funding Documents shall be satisfactory to OPIC in form and substance), which funding arrangements shall be satisfactory to OPIC in form and substance, including without limitation satisfaction by the Company of all conditions precedent to the obligations of any other party to the Funding Documents and performance by the Company of all other obligations on its part to be performed prior to the making of the first Disbursement pursuant to any Financing Document.

SECTION 4.06. FINANCING DOCUMENTS.

      OPIC shall have received the following documents, each of which shall be satisfactory to OPIC in form and substance, each of which shall have been duly executed by the parties thereto and each of which shall be in full force and effect in accordance with its terms without default:

      (a) OPIC shall have received duly executed originals (or, AT OPIC's sole discretion, a true and complete copy) of each of the following agreements and documents (the "LOAN DOCUMENTS").

          (i)        this Agreement;
          (ii)       any Notes issued in connection with the Disbursement;
          (iii)      the Project Completion Agreement;
          (iv)       the Security and Accounts Deed;
          (v)        and the Subordination Agreement.

      (b) OPIC shall have received duly executed originals (or, at OPIC's sole discretion, a true and complete copy) of agreements and documents (the
"SECURITY DOCUMENTS"), satisfactory to OPIC in form and substance, whereby the payment of all amounts due or to become due hereunder and under the Notes (including but not limited to principal, interest and fees) is secured by valid and enforceable first Liens on all of the Company's assets set forth below (to the extent permitted under Russian law with respect to Security Documents governed by Russian law and English law with respect to Security Documents governed by English law):

            (i) all of the Company's real property, fixtures and equipment, both now owned and hereafter acquired, and in the proceeds thereof, and the Company's leasehold interest in real property, fixtures, and equipment, and in the proceeds thereof;

            (ii) all of the Company's movable assets, including equipment, inventory, and accounts receivable, both now owned and hereafter acquired, and in the proceeds thereof;

            (iii) all of the Company's intellectual property;

            (iv)  the Designated Accounts and the Russian Bank Accounts and;

            (v) all such other agreements, documents or actions which in the opinion of special legal counsel to OPIC are necessary or advisable to secure the payment of all amounts due or to become due hereunder and under the Notes with valid and enforceable first Liens on all of the Company's assets.

Each of the Security Documents shall be in full force and effect and shall have been duly filed and registered, notarized or recorded in every jurisdiction in which such filing, registration, notarization or recording is necessary to make valid and effective the Liens intended to be created thereby, and the rights of OPIC thereunder, and OPIC shall have received evidence satisfactory to it that such filing and registration or recording has been made.

      (c) OPIC shall have received duly executed originals (or, at OPIC's sole discretion, a true and complete copy) of a share pledge agreement (the "CONTRACT OF PLEDGE OF SHARES"), satisfactory to OPIC in form and substance, whereby the Sponsors' ownership interests in the Company are pledged in favor of OPIC.

      (d) OPIC shall have received copies of the following agreements, each of which shall be satisfactory to OPIC in form and substance, shall have been duly executed by the parties thereto and shall have been certified by an Authorized Officer of the Company as being true and complete and in full force and effect in accordance with its terms without default (the "PROJECT DOCUMENTS"):

          (i)       the Harvesting Plan;
          (ii)      all contracts for the lease of equipment or facilities for the Project exceeding  value of $1,000,000; and
          (iii)     all contracts to provide services to the Project exceeding a value of $1,000,000.

      (e) OPIC shall have received duly executed originals (or, at OPIC's sole discretion, a true and complete copy) of each of the Funding Documents.

The Loan Documents, the Security Documents, the Project Documents, the Contract of Pledge of Shares and the Funding Documents, together with any other agreements or instruments pursuant to which the Loan or any portion thereof is made to the Company, are collectively referred to herein as the "FINANCING DOCUMENTS."

SECTION 4.07. SPONSOR INVESTMENT; SUBORDINATED LOAN.

      OPIC shall have received satisfactory evidence, which evidence shall include certificates of the Company's independent accountants and certified copies of relevant stock certificates, that (i) the Sponsors, directly or indirectly, have made an advance of the Subordinated Loan to the Company in the amount of $5,400,000 in accordance with the Financial Plan and (ii) the Shareholders hold the legal and beneficial title to the equity of the Company in the percentages set forth in Section 3.04.

SECTION 4.08. HARVESTING PLAN.

      OPIC shall have received a copy of the Company's 10 year harvesting plan (1992-2002) approved by the Khabarovsk Kray Forest Natural Resources Authority (the "Harvesting Plan").

SECTION 4.09. GOVERNMENT APPROVALS.

      OPIC shall have received copies, certified by an Authorized Officer of the Company as true and complete and in full force and effect, of all material registrations, declarations, filings, governmental consents, licenses, approvals, authorizations, or permits required by the Government of Russia or obtained in compliance with Section 3.10, all of which registrations and governmental consents are listed in Schedule 4.09 (as may be amended prior to the Disbursement) and all of which are, in the opinion of special legal counsel to OPIC, necessary or advisable for (i) the approval of the Project by the Government of Russia for purposes of OPIC's guaranty under the Funding Documents, (ii) the registration of the Loan with the Central Bank of Russia and the receipt of all foreign exchange consents necessary for the payment of all amounts due under this Agreement, (iii) the receipt of all foreign exchange consents necessary in connection with the Security and Accounts Deed, the Loan, the Note(s), and the other Financing Documents, and the payment of all amounts due or to become due with respect thereto, not to be subject to any Taxes,
(iv) the construction and operation of the Project, and (v) the performance by the Company of this Agreement, the Notes, and each of the other Financing Documents to which it is or will be a party.

SECTION 4.10. LAND.

      OPIC shall have received evidence in form and substance satisfactory to it that the Company, either directly or indirectly, has acquired complete, good and valid title or complete, good and valid leasehold rights to the land necessary for the Project, subject only to Liens permitted hereunder.

SECTION 4.11. INSURANCE.

      OPIC shall have received from the insurer a copy of the insurance policy or policies required by Section 5.05, showing OPIC's endorsement as additional insured, together with evidence that such policy or policies is in full force and effect without default.

SECTION 4.12. FINANCIAL INFORMATION AND CONSTRUCTION PROGRESS.

      Not less than 10 Business Days before the Closing Date, OPIC shall have received: (i) any Financial Statements, reports, and other information that the Company, pursuant to Section 5.07, would otherwise be required to furnish to OPIC on or before the Closing Date, and (ii) evidence, satisfactory to OPIC in form and substance, that sufficient progress has been made in the construction of the Project to proceed with such Disbursement.

SECTION 4.13. APPOINTMENT OF AGENT.

      OPIC shall have received evidence that: (i) the agent for service of process referred to in Section 7.03(b) has been duly appointed and holds such appointment without reservation until six months after the Loan Maturity Date, together with evidence of the prepayment in full of the fees of such agent; and
(ii) the agent for service of process referred to in the other Loan Documents, the Funding Documents, the Security Documents and the Contract of Pledge of Shares has been duly appointed and holds such appointment without reservation until six months after the Loan Maturity Date, together with evidence of the prepayment in full of the fees of such agent.

SECTION 4.14. LEGAL OPINIONS.

      OPIC shall have received written opinions, dated the Closing Date, satisfactory to OPIC in form and substance, (i) of Freshfields, OPIC's special legal counsel, (ii) of Hale and Dorr, the Company's and PGI's legal counsel in the United States, and (iii) of Lex International, the Company's legal counsel in Russia.

SECTION 4.15. PAYMENT OR REIMBURSEMENT OF EXPENSES.

      All fees and other amounts due to OPIC with respect to the making of the Loan, and all other amounts payable or reimbursable by the Company in connection with the making of the Loan, shall have been paid, including, but not limited to, (i) the Commitment Fee, (ii) the Facility Fee, (iii) any Taxes payable pursuant to Section 2.09, and (iv) any amounts payable pursuant to Section 2.10(a), including the fees and expenses of OPIC legal counsel and business consultants and the costs of registration and recordation of any of the Financing Documents.

SECTION 4.16. OTHER DOCUMENTS.

      OPIC shall have received such other certificates, opinions, agreements and documents, each satisfactory to OPIC in form and substance, as it may reasonably request.

                                   ARTICLE V.
                              AFFIRMATIVE COVENANTS

      Unless OPIC otherwise agrees in writing, so long as the Commitment shall remain outstanding and until all amounts due and to become due hereunder and under the Notes shall have been paid in full, the Company covenants and agrees as follows:

SECTION 5.01. PROJECT COMPLETION.

      The Company shall construct and implement the Project promptly, shall apply the proceeds of the Loan and the Subordinated Loan exclusively to the Project and shall use its diligent, good faith efforts to cause Project Completion to be achieved on or prior to March 31, 1996. If the Company becomes unable to achieve the completion undertakings set out in the preceding sentence, or becomes unable to meet its other obligations prior to Project Completion, the Company shall promptly so notify OPIC.

SECTION 5.02. COMPANY OPERATIONS.

      The Company shall duly and punctually perform its obligations under this Agreement, the Notes, and each of the other Financing Documents to which it is a party. The Company shall conduct its operations on the basis of customary commercial practice and arm's-length arrangements, with due diligence and efficiency and under the supervision of qualified and experienced management. The Company shall repair, replace and protect each of its assets so that its business can be conducted properly at all times.

SECTION 5.03. MAINTENANCE OF RIGHTS AND COMPLIANCE WITH LAWS.

      The Company shall (i) whenever in its power to do so, acquire, maintain and renew all rights, contracts, powers, privileges, leases, lands, sanctions and franchises necessary for the conduct of its business and the performance of its Obligations hereunder and under the other Financing Documents; (ii) conduct its business in compliance in all material respects with all applicable laws and directives of governmental authorities having force of law, including applicable environmental standards; and (iii) duly pay before they become overdue all Taxes, assessments and other government charges levied or imposed in any jurisdiction upon its property, earnings or business, that if not paid is reasonably likely to have a Material Adverse Effect, except amounts being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves shall have been established.

SECTION 5.04. GOVERNMENT APPROVALS; FOREIGN EXCHANGE CONSENTS.

      (a) The Company shall obtain, and shall at all times maintain in full force and effect, all material registrations, declarations, filings, governmental consents, licenses, approvals, authorizations, and permits (including, but not limited to, those listed in Schedule 4.09) necessary for the performance by the Company of this Agreement, the Notes, and each of the other Financing Documents to which it is or will be a party.

      (b) Following the Disbursement of the Loan, the Company shall promptly cause such disbursed portion of the Loan to be duly registered or recorded with the Central Bank of Russia and shall take all other steps necessary to secure the foreign exchange consents required for the payment of all amounts due hereunder and under the Notes. The Company shall furnish OPIC with a copy of each such registration, recording and consent.

SECTION 5.05. MAINTENANCE OF INSURANCE.

      (a) The Company (or the U.S. Sponsor on behalf of the Company) shall maintain or cause to be maintained in effect insurance with respect to the Project, against such hazards (including, without limitation, fire, lightning, collapse, wind and hail, explosion, smoke, aircraft and vehicles, riot, civil commotion, vandalism, other extended coverage risks, flood and earthquake, environmental impairment liability and environmental remediation (to the extent insurance for environmental impairment liability and environmental remediation is available on commercially reasonable terms), and any other hazards to the extent that properties of a nature similar to those included in the Project and in the same or similar localities are usually insured), in such form (including the form of the loss payable clauses) and with such insurers as shall be selected by the Company (or the U.S. Sponsor on behalf of the Company) and approved by OPIC (such approval not to be withheld unreasonably), such insurance to be in such amount as the Company would, in the prudent management of its property, maintain, or would be maintained by others similarly situated in respect of property similar to the Project, PROVIDED that
(i) the amount of such insurance with respect to the Project shall not at any time be less than the greater of the total cost of the construction and acquisition of the Project (other than the cost of the land underlying the Project) or the amount of all obligations of the Company from time to time owing to OPIC under this Agreement or any other Loan Document, whether for principal, interest, fees, expenses or otherwise and (ii) such insurance shall be on a "no co-insurance/agreed-amount" basis.

      The Company (or the U.S. Sponsor on behalf of the Company) shall also carry workmen's compensation insurance, disability benefits insurance, and such other form of insurance which the Company is required by law to provide, coveting loss resulting from injury, sickness, disability, or death of the employees of the Company, except, subject to OPIC's approval, to the extent the Company can become a qualified self-insurer under relevant statutes.

      The Company (or the U.S. Sponsor on behalf of the Company) shall also carry business interruption insurance covering risk of loss as a result of the cessation or material interruption of the business of the Company for a period of 9 months or any part thereof and providing for payments during a period of 9 months of not less than $5,000,000.

      All insurance policies required hereby covering loss or damage to the Project shall name the Company and OPIC as additional insureds as their interests may appear and, shall provide that any payment thereunder for any loss or damage shall be made to OPIC (unless otherwise approved by OPIC), except that such policies may provide that any payment of less than $500,000 made in respect of any single casualty or other occurrence may be paid solely to the Company. OPIC shall apply all such proceeds as a prepayment of the Loans pursuant to
Section 2.07, PROVIDED that OPIC shall forthwith remit to the Company any proceeds paid to OPIC, (i) upon certification by the Company that the property damaged or lost has been fully repaired or replaced, or (ii) if, within 60 days of the event giving rise to such payment of proceeds, OPIC shall have approved a plan submitted by the Company whereby the property damaged or destroyed by such event is to be fully repaired or replaced, and PROVIDED further that if an Event of Default shall have occurred and be continuing, OPIC shall apply such amount in accordance with Section 7.02. Any other permitted payee of such insurance proceeds shall also apply all such proceeds as a prepayment of the Loan pursuant to Section 2.07, PROVIDED that, if within 60 days of the event giving rise to such payment of proceeds, OPIC shall have approved a plan submitted by the Company whereby the property damaged or destroyed by such event is to be fully repaired or replaced, then such application of such proceeds shall not be required.

      To the extent available on commercially reasonable terms, all policies shall insure the interests of OPIC regardless of any breach or violation by the Company (or the U.S. Sponsor) of warranties, declarations or conditions contained in such policies or any action or inaction of the Company (or the U.S. Sponsor) or others; each such policy shall expressly provide that all provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy coveting each such insured. Each such policy shall waive any right of subrogation of the insurers to any rights of the Company (or the U.S. Sponsor) or OPIC in respect of any liability of the Company (or the U.S. Sponsor) or OPIC; and shall waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Company (or the U.S. Sponsor) or OPIC; each such policy shall provide that, if such insurance is canceled, terminated or materially changed for any reason whatsoever (other than non-payment of premium), the insurers will promptly notify the Company (and the U.S. Sponsor) and OPIC and any such cancellation, termination or change shall not be effective as to the Company (or the U.S. Sponsor) or OPIC for 30 days after receipt of such notice, and appropriate certification shall be made to the Company (or the U.S. Sponsor) by each insurer with respect thereto; and each such policy shall provide, or each insurer shall agree with OPIC, that the insurer shall give OPIC 35 days' prior notice of the expiration of insurance under such policy in accordance with its terms if the Company (or the U.S. Sponsor) has failed by such time to pay any premium due in respect of the renewal of insurance under such policy.

      (b) The Company (or the U.S. Sponsor on behalf of the Company) shall, without cost to OPIC, maintain or cause to be maintained in effect insurance policies with respect to the Project insuring against liability for death of, or loss, injury or damage to, the person or property of others from such risks, in such form and with such insurers as shall (in the case of such risks, form and insurers) be selected by the Company (or the U.S. Sponsor) and approved by OPIC (which approval shall not be unreasonably withheld) and in such amounts as the Company would in the prudent management of its property maintain, or would be maintained by others similarly situated in respect of property similar to the Project. Each of the insurance policies maintained in accordance with this
Section 5.05(b) shall name the Company and OPIC as additional insureds thereunder with respect to the Project and, to the extent possible on commercially reasonable terms, shall insure the interests of OPIC regardless of any breach of or violation by the Company (or the U.S. Sponsor) of, any declarations or conditions contained in such policies. Each such insurance policy shall, to the extent possible on commercially reasonable terms, expressly provide that all of the provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Company) shall operate in the same manner as if there were a separate policy covering each insured, and shall provide that such insurance, as to the interest of OPIC therein, shall not be invalidated by the use or operation of the Project for purposes which are not permitted by such policy.

      (c) On or before the date of the Disbursement hereunder and thereafter at intervals of not more than twelve calendar months (or less at the request of OPIC) until all obligations of the Company under the Loan Documents shall have been paid in full, the Company (or the U.S. Sponsor on behalf of the Company) shall furnish to OPIC a certificate signed by a duly authorized representative of each insurer, showing the insurance then maintained by the Company (or the U.S. Sponsor on behalf of the Company) pursuant to this Section 5.05 and stating that such insurance complies with the terms hereof. The Company (or the U.S. Sponsor) shall cause the insurers with whom it maintains such insurance to agree to advise the Company (and the U.S. Sponsor) and OPIC in writing promptly of any default in the payment of any premiums or any other act or omission on the part of the Company (or the U.S. Sponsor) of which they have knowledge and which might invalidate or render unenforceable, in whole or in part, any such insurance.

      (d) In the event the Company (or the U.S. Sponsor on behalf of the Company) fails to take out or maintain the full insurance coverage required by this Agreement or fails to keep the Project in good order and repair and in as reasonably safe condition as its operations permit, OPIC, upon thirty days' written notice (unless ,the aforementioned insurance would lapse within such period or such other event as would lessen the security for the Loans would occur, in which event notice should be given as soon as reasonably possible) to the Company (and the U.S. Sponsor) of any such failure on its part, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same, pay such taxes or other charges or complete the Project or make such repairs, renewals and replacements as may be necessary to maintain the Project in good order and repair and in as reasonably safe conditions as the Company's operations permit. All amounts so advanced therefor by OPIC shall become an additional obligation of the Company to OPIC, and the Company will forthwith pay such amounts to OPIC, together with interest thereon at the default rate specified in Section 2.04(b) from the date so advanced.

SECTION 5.06. ACCOUNTING AND FINANCIAL MANAGEMENT.

      (a) The Company shall (i) maintain adequate management information and cost control systems, (ii) maintain a system of accounting, (iii) prepare its annual Financial Statements in accordance with U.S. GAAP, (iv) engage Arthur Andersen & Co., or other independent internationally-recognized accountants satisfactory to OPIC, (vi) notify OPIC of any change in such accountants and the reason therefor, and (vii) upon OPIC's reasonable request to the Company, shall instruct such accountants to communicate directly with OPIC regarding the Company's accounts and operations.

      (b) The Company shall make arrangements satisfactory to OPIC for overseeing the financial operations of the Company, including its cash management, accounting and financial reporting, and for overseeing the Company's relationship with its lenders and independent accountants; such arrangements may include, but shall not be limited to, employing a chief financial officer to oversee the financial operations of the Company.

SECTION 5.07. FINANCIAL STATEMENTS AND OTHER INFORMATION.

      At its cost the Company shall furnish to OPIC each of the following documents:

      (a) Within 45 days after the end of each fiscal quarter of each Fiscal Year, its unaudited Financial Statements, and a comparison between such Financial Statements and the projections for such fiscal quarter furnished pursuant to Section 5.07(e) below, all certified by the chief financial officer of the Company as being complete and correct in all material respects, together with such officer's certificate that his or her review has not disclosed the existence of an Event of Default, or an event or condition that with the passage of time or the giving of notice, or both, could constitute an Event of Default, or, if any such event or condition then exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto;

      (b) Within 100 days after the end of each Fiscal Year, its audited Financial Statements, together with a certificate by the independent accountants reporting thereon describing briefly the scope of their examination (which shall include a review of the relevant terms of this Agreement) and certifying whether their examination has disclosed the existence of an Event of Default, or an event or condition that with the passage of time or the giving of notice, or both, could constitute an Event of Default, and if so, specifying the nature and period of existence thereof;

      (c) Until the Company shall have achieved Project Completion, a report within 45 days after the end of each fiscal quarter certified by an Authorized Officer setting forth in reasonable detail the progress of the Project, including (i) expenditures of funds, (ii) estimated future costs, (iii) unexpended funds available to the Company, (iv) the progress and percentage of completion of the major phases of Project construction and the total construction work of the Project, (v) the acquisition of fixtures and equipment, and (vi) any material variation order, amendment or waiver relating to the Construction Contract;

      (d) Within 45 days after the end of each Fiscal Year, a report certified by an Authorized Officer setting forth in reasonable detail all transactions between (x) the Company and (y) a Sponsor, a Shareholder or an Affiliate of any of the foregoing;

      (e) Not later than 30 days prior to the beginning of each Fiscal Year, an annual operating forecast for the Company, including its projected quarterly Financial Statements for such Fiscal Year, together with a statement of the assumptions on which such forecast is based;

      (f) Within 90 days after the end of each Fiscal Year, the Self-Monitoring Questionnaire, certified by an Authorized Officer of the Company as true and complete; and

      (g) Copies of all other annual or interim audit reports submitted to the Company by its independent accountants and such other information and data with respect to its operations (including supporting information as to compliance with this Agreement) as OPIC may reasonably request from time to time.

SECTION 5.08. ACCESS TO RECORDS; INSPECTION; MEETINGS.

      The Company shall give and/or the Shareholders shall cause the Company to give, upon request of OPIC, to any representatives of OPIC, access during normal business hours to, and permit them to examine, copy and make extracts from, any and all records and documents in the possession or subject to the control of the Company relating to its operations and financial affairs, and to inspect any of its facilities or properties. If OPIC so requests, the Company shall give OPIC not less than 15 days' notice of, and shall permit an Authorized Officer of OPIC to attend, each meeting of its shareholders and of its directors. Subject to all applicable law, OPIC shall treat the information contained in such records and documents and received in such meetings, or otherwise received from the Company, as confidential information not to be disclosed to other Persons.

SECTION 5.09. NOTICE OF DEFAULT AND OTHER MATTERS.

      The Company shall immediately notify OPIC of (i) the occurrence of each Event of Default and of each event or condition known to any of its officers that with the passage of time or the giving of notice, or both, could constitute an Event of Default, (ii) any actions, suits, other legal proceedings or arbitral proceedings against the Company that involve claims aggregating more than the equivalent of $250,000, and (iii) the occurrence of any other condition or event (including government action) that is reasonably likely to have a Material Adverse Effect.

SECTION 5.10. SECURITY DOCUMENTS.

      (a) The Company at its cost shall take all actions necessary to establish and maintain each of the Security Documents in full force and effect and enforceable in accordance with its terms, to the extent permitted under Russian law with respect to Security Documents governed by Russian law and English law with respect to Security Documents governed by English law, including all (i) filings and recordations, (ii) payment of costs and expenses and other charges relating to notarization, registration or other procedures,
(iii) issuance of supplemental documentation, including continuation statements,
(iv) discharge of all claims or other Liens adversely affecting the rights of OPIC in the property subject to any Security Document, (v) publication or other delivery of notice to third parties, (vi) deposit of title documents, and (vii) taking all actions necessary to ensure that all after-acquired property of the Company is subject to a valid and enforceable first-ranking Lien in favor of OPIC, to the extent permitted under Russian law or English law, as applicable.

      (b) The Company shall use its best efforts to obtain a letter of acknowledgment from Tumminsky Leskhoz on the license granted to the Company substantially in the form of Exhibit J.

      (c) Without limiting the Company's obligations under Section 5.10(a), the Company and OPIC shall consult annually and determine what actions, if any, the Company shall take in accordance with Section 5.10(a).

SECTION 5.11. FINANCIAL RATIOS.

      The Company shall maintain the following financial ratios:

      (a) WORKING CAPITAL: After Project Completion, the Company shall not permit the ratio of Current Assets to Current Liabilities to be less than 1.4 to 1.

      (b)   OTHER FINANCIAL COVENANTS: The Company shall:

            (i)   maintain a ratio of Indebtedness (excluding the Subordinated
                  Loan) to Adjusted Net Worth of 1.857 to 1; and

            (ii) after Project Completion, maintain a Debt Service Ratio of at least 1.2 to 1.

For the purposes of the financial covenants set forth in this Section 5.11, the Subordinated Loan shall be calculated as equity of the Company.

SECTION 5.12. ENVIRONMENTAL COMPLIANCE.

      (a) The Company shall comply with in all material respects, and shall conduct its business, operations, assets, equipment, property, leaseholds, and other facilities materially in compliance with, the provisions of all applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Company shall maintain all material required permits, licenses, certificates and approvals relating to: (i) air emissions, (ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes, or (vi) other environmental, health or safety matters applicable to the Project.

      (b) The Company shall annually obtain a logging ticket from the Khabarovsk Kray Forest Natural Resources Authority and duly comply with the provisions of Schedule 5.12. The

Company shall appoint an independent environmental advisory committee (the "OVERSIGHT GROUP"), to be composed of three members chosen by the Company, with OPIC's prior approval (such approval not to be unreasonably withheld) and one representative of the Company. The Oversight Group shall annually monitor the Company's compliance with the Harvesting Plan and Schedule 5.12 and provide a report to OPIC.

SECTION 5.13. DESIGNATED ACCOUNTS AND RUSSIAN BANK ACCOUNTS.

      (a) The Company shall open and maintain the Designated Accounts pursuant to the Security and Accounts Deed. The Company shall (i) receive the Disbursement in the Funding Account, (ii) deposit the Proceeds into the Timber Proceeds Account and (iii) maintain, in U.S. Dollars, the Cash Collateral Amount in the Cash Collateral Account, so long as any amount remains outstanding under the Loan or any fees are due to OPIC and operate the Designated Accounts as provided in the Security and Accounts Deed and the license issued by the Russian Central Bank. The Cash Collateral Amount may be used by OPIC to cure a payment default, with full replenishment obligations by the Company within 10 days of such use.

      (b)   The Company shall open and maintain one or more Russian Bank
Accounts.



                                   ARTICLE VI.
                               NEGATIVE COVENANTS

      Unless OPIC otherwise agrees in writing, so long as the Commitment shall remain outstanding and until all amounts due and to become due hereunder and under the Notes shall have been paid in full, the Company covenants and agrees as follows:

SECTION 6.01. LIENS.

      The Company shall not create, assume or otherwise permit to exist any Lien on any of its properties or assets, whether now owned or hereafter acquired, or in any proceeds or income therefrom, except for:

      (a) the Liens created under the Security Documents or pursuant to the Subordination Agreement;



      (b) Liens for Taxes or other statutory Liens that are being contested or litigated in good faith and for which adequate reserves have been established; and

      (c) any mechanic's, worker's or other like Liens arising by mandatory provision of law securing obligations incurred in the ordinary course of business that are not yet overdue or that are being contested or litigated in good faith; and

      (d)   subject to OPIC's prior written consent, vendor Liens.

SECTION 6.02. INDEBTEDNESS.

      The Company shall not incur, assume, guarantee, or permit to exist or otherwise become liable for Indebtedness except:

      (a)   the Loan;

      (b) Indebtedness arising under the Subordinated Loan, subordinated to the Loan pursuant to the terms of the Subordination Agreement;

      (c) Indebtedness fully subordinated to the Loan arising under the Project Completion Agreement;

      (d) Indebtedness consisting of unsecured trade credit from suppliers of goods and services incurred in the ordinary course of business and on terms requiring payment in full in not more than 90 days; and

      (e) Indebtedness which, when incurred, will not cause the Company's ratio of Indebtedness (excluding the Subordinated Loan) to Adjusted Net Worth to exceed 1.857 to 1, and (y) its Adjusted Net Worth to be less than $3,200,000, and provided, that no Event of Default under the Finance Agreement then exists or would exist after such Indebtedness is incurred.

SECTION 6.03. NO ALTERATION OF AGREEMENTS.

      (a) The Company shall not terminate, amend or grant any waiver of, or assign any of the respective duties or obligations under, any of its Charter Documents or any provision of any of the Financing Documents to which it is a party (other than amendments or waivers, either to correct manifest error or which are of a formal, minor, or technical nature and do not change materially any Person's fights or obligations, provided that the Company promptly gives OPIC notice of such amendment or waiver).

      (b) The Company shall not approve any variation or change order under, or amend or grant any waiver of, any provision of, the Construction Contract, the effect of which, individually or in aggregate, could be to increase the cost of the Project ten percent (10%) above the cost set forth in the Financial Plan and referred to in Section 3.13.

SECTION 6.04. DIVIDENDS AND SHARE REDEMPTIONS AND SUBORDINATED LOAN PAYMENTS.

      The Company shall not and the Shareholders shall cause the Company to not declare or pay any dividends or make any other distributions on any shares of any class of its capital stock, or purchase, acquire, redeem or retire (directly or indirectly through any subsidiary of the Company) any of such shares, or make payments of principal or interest on the Subordinated Loan, until all amounts due or to become due hereunder or under the Notes shall have been paid in full; PROVIDED, HOWEVER, that after the Company shall have (x) achieved Project Completion and (y) begun to repay the Loan in accordance with Section 2.05, the Company may (subject to the mandatory prepayment provisions set forth in Section 2.07(b)) pay such dividends or redemptions or make Subordinated Loan payments, but only if, after giving effect to each such dividend or redemption or payment:
(i) no Event of Default, and no event or condition that with the passage of time or the giving of notice, or both, could constitute an Event of Default, shall have occurred and be continuing; (ii) the Company shall be in compliance with the financial ratios set forth in Section 5.11; (iii) its Adjusted Net Worth would not be less than $3,200,000 and (iv) the aggregate amount of all such dividends or redemptions or Subordinated Loan payments paid in any Fiscal Year does not exceed fifty percent (50%) of the Company's Net Income for the prior Fiscal Year, unless the Company shall have made a mandatory prepayment of the Loan in an amount equal to one-half of such excess pursuant to Section 2.07.

SECTION 6.05. CONDUCT OF BUSINESS WITH SPONSORS AND SHAREHOLDERS.

      (a) The Company shall not conduct any business with, or enter into any business transaction involving, a Sponsor, Shareholder or an Affiliate of any of the foregoing, except on an arm's length basis and subject to the reporting requirement set forth in Section 5.07(d).

      (b) Except for mounts permitted under Section 6.04, the Company shall not pay, or incur or assume any obligation to pay, any amount to a Sponsor, Shareholder or an Affiliate of any of the foregoing, including without limitation salaries, bonuses, commissions, management fees, consulting fees, technical assistance fees and debt service; PROVIDED, HOWEVER, that after the Company shall have (x) achieved Project Completion and (y) begun to repay the Loan in accordance with Section 2.05, the Company may (subject to the mandatory prepayment provisions set forth in Section 2.07(b)) make such payments, but only if, after giving effect to each such payment: (i) no Event of Default, and no event or condition that with the passage of time or the giving of notice, or both, could constitute an Event of Default, shall have occurred and be continuing; (ii) the Company shall be in compliance with the financial ratios set forth in Section 5.11; (iii) its Adjusted Net Worth would not be less than $3,200,000 and (iv) the aggregate amount of all such payments or obligations in any Fiscal Year does not exceed fifty percent (50%) of the Company's Net Income for the prior Fiscal Year, unless the Company shall have made a mandatory prepayment of the Loan in an amount equal to one-half of such excess.

      (c) The Company shall not, without OPIC's prior approval, pay any salary, bonus, management fee, commission or other compensation to any officer, director, or partners of a Sponsor, Shareholder or an Affiliate, or any employee of the Company, in any Fiscal Year, in excess of $150,000 per person.

SECTION 6.06. SALE OF ASSETS; MERGERS.

      The Company shall not:

      (a) sell, assign, convey, lease or otherwise dispose of all or a substantial part of its assets or properties, whether now owned or hereafter acquired, except for the replacement of a capital asset with an asset of equal or greater value;

      (b)   dissolve, liquidate or otherwise cease to do business;

      (C)   create any subsidiaries;

      (d) acquire by purchase or otherwise any of the shares of capital stock or assets of another Person; or

      (e)   merge or consolidate with any Person.

SECTION 6.07. LEASE OBLIGATIONS.

      The Company shall not enter into any agreement or arrangement to acquire by lease the use of any property or equipment of any kind, if the annual rental payable under such lease, when aggregated with the annual rentals payable under all other leases already entered into by the Company, would exceed $100,000 or its equivalent in any Fiscal Year.

SECTION 6.08. HEDGING ARRANGEMENTS.

      The Company shall not, without the prior written consent of 0PIC, enter into any Hedging Arrangement, if as a result of such Hedging Arrangement the Company might incur or otherwise become liable for any Indebtedness, whether in respect of any cost of modifying the terms of such Hedging Arrangement or in respect of any cost of terminating such Hedging Arrangement.

SECTION 6.09 ORDINARY CONDUCT OF BUSINESS.

      The Company shall not and the Shareholders shall not allow the Company to:

      (a) engage in any business other than its present business activities, those related to the Project and other activities similar thereto;

      (b)   materially change the nature or scope of the Project;

      (c) change its Charter Documents in a manner that would be inconsistent with the provisions of any of the Financing Documents;

      (d) change its name or take any other action that might adversely affect the Liens created by the Security Documents;

      (e) enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Company's income or profits are, or might be, shared with any other Person;

      (f) purchase any equity securities off make or permit to exist any loans or advances to, invest or acquire any interest whatsoever in, or assume, guarantee, endorse or otherwise become directly or contingently liable for any obligation or Indebtedness of, any Person, other than the endorsement of negotiable instruments for collection in the ordinary course of business and the prudent investment of idle surplus funds in readily marketable
Dollar-denominated debt securities; or

      (g) fail to maintain its corporate existence and its right to carry on its operations.

SECTION 6.10. WORKER RIGHTS.

      The Company shall not take any action to prevent its employees from lawfully exercising their right of free association and their right to organize and bargain collectively. The Company further agrees to observe applicable laws relating to a minimum age for employment of children, acceptable conditions of work with respect to minimum wages, hours of work and occupational health and safety, and not to use forced labor. The Company is not responsible under this
Section 6.10 for the actions of a government.


                                  ARTICLE VII.
                              DEFAULTS AND REMEDIES

SECTION 7.01. EVENTS OF DEFAULT.

    The occurrence and continuation of any of the following events or circumstances shall constitute an "EVENT OF DEFAULT" hereunder:

      (a) The Company fails to pay when due any principal or interest payable pursuant to any Note or any other amount payable pursuant to this Agreement;

      (b) The Company fails to pay when due any principal of or interest on any of its Indebtedness other than the Loan, and such failure continues beyond the grace period, if any, applicable thereto; or a default occurs under any agreement or instrument evidencing, or under which the Company has outstanding at the time, any such Indebtedness and such default continues beyond the grace period, if any, applicable thereto, if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness;

      (c) Any representation or warranty made by or on behalf of the Company in this Agreement, or in any notice or other certificate, document, Financial Statement or other statement delivered pursuant hereto, proves to have been incorrect in when made;

      (d) The Company fails to comply with any covenant or provision set forth in Section 5.09, 5.13 or Article VI, or the Sponsors fail to perform their obligations under the Project Completion Agreement;

      (e) The Company fails to comply with or perform any agreement or covenant contained herein other than those referred to in Sections 7.01(a), (b),
(c) and (d) above, and such failure continues for 30 days after the occurrence thereof;

      (f) Any authorization, consent or approval of any governmental agency or public authority necessary for the execution, delivery or performance of this Agreement, the Notes, or any of the other Financing Documents or for the validity or enforceability of any of the Company's obligations under this Agreement, the Notes or any of the other Financing Documents, is not effected or given or is withdrawn or ceases to remain in full force and effect;

      (g) This Agreement, the Notes, or any of the other Financing Documents at any time for any reason ceases to be in full force and effect, or is declared to be void or is repudiated, or the validity or enforceability hereof or thereof is at any tune contested by the Company, or, in the case of the Security Documents, ceases to give or provide the respective Liens, fights, titles, remedies, powers, or privileges intended to be created thereby;

      (h) Any governmental authority condemns, nationalizes, seizes or otherwise expropriates any substantial portion of the assets or the capital stock of the Company, revokes any foreign exchange license of the Company necessary for the payment of amounts due hereunder and under the Notes or the Cutting License of the Company or takes any action that would prevent the Company from carrying on any material part of its business or operations;

      (i) The Company or any other party fails to comply with or perform any of its material obligations or undertakings set forth in any Financing Document (other than this Agreement and the ProJect Completion Agreement) and such failure continues for 30 days after the occurrence thereof;

      (j) The Company or, prior to Project Completion, the U.S. Sponsor (or any successor in interest thereto), (i) applies for, or consents to the appointment of, a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy, admits in writing that it is unable to pay its debts as they become due or generally fails to pay its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) files a petition or answer seeking reorganization or arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) files an answer admitting the material allegations of, or consents to, or defaults in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding where such action or failure to act will result in a determination of bankruptcy or insolvency against it;

      (k) Without its application, approval or consent, a proceeding is instituted in any court of competent jurisdiction or by or before any government or governmental agency of competent jurisdiction, seeking in respect of the Company or, prior to Project Completion, the U.S. Sponsor (or any successor in interest thereto): adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of Indebtedness, the appointment of a trustee, receiver, liquidator or the like of it or of all or any substantial part of its property or assets, or other like relief in respect of it under any bankruptcy, reorganization or insolvency law; and, if such proceeding is being contested by it in good faith, the same continues undismissed for a period of 60 days;

      (l) Any final judgment or judgments for the payment of money in an aggregate amount in excess of $250,000 or its equivalent in another currency is rendered against the Company, and such judgment or judgments is not satisfied or discharged within 60 days of entry;

      (m) The U.S. Sponsor ceases to hold the legal and beneficial title to the equity of the Company in the percentages set forth in the Financial Plan or the U.S. Sponsor ceases to retain management control of the Company; or

      (n) Any environmental claim shall have been asserted against the Company or any other party to the Financing Documents, and such claim is reasonably likely to have a Material Adverse Effect; or

      (o) Any event shall have occurred that, in the reasonable judgment of OPIC, is reasonably likely to have a Material Adverse Effect; or

      (p)   The Company falls to comply with the Harvesting Plan and Schedule
5.12 for the applicable Fiscal Year.

SECTION 7.02. REMEDIES UPON EVENT OF DEFAULT.

      (a) Except as otherwise provided in Section 7.02(b), if any Event of Default has occurred and is continuing, OPIC may at any time in its sole discretion do any one or more of the following: (i) suspend or terminate the Commitment, (ii) declare, by written demand for payment to the Company, any portion or all of the Loan to be due and payable, whereupon such portion of the Loan, together with interest accrued thereon and all other amounts due under this Agreement, the Notes, and the other Financing Documents, shall immediately mature and become due and payable, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Company hereby expressly waives, or (iii) without notice of default or demand, proceed to protect and enforce its fights and remedies by appropriate proceedings, whether for damages or the specific performance of any provision of this Agreement, any Note, or any other Financing Document, or in aid of the exercise of any power granted in this Agreement, any Note, any other Financing Document, or by law, or may proceed to enforce the payment of any Note. '

      (b) Upon the occurrence of an Event of Default referred to in Sections 7.01(j) or (k), (i) the Commitment shall automatically be terminated, and
(ii) the Loan, together with interest accrued thereon and all other amounts due under this Agreement, the Notes, and the other Financing Documents, shall immediately mature and become due and payable, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Company hereby expressly waives.

SECTION 7.03. JURISDICTION AND CONSENT TO SUIT.

      (a) Without prejudice to OPIC's right to bring suit in any appropriate domestic or foreign jurisdiction, any proceeding to enforce this Agreement, any Note, or any other Financing Document to which the Company is a party (unless otherwise specified) may be brought by OPIC in any state or federal court of competent jurisdiction in the District of Columbia of the United States of America or in any other jurisdiction where the Company or any of its property may be found. The Company hereby irrevocably waives any present or future objection to any such venue, and irrevocably consents and submits unconditionally to the non-exclusive jurisdiction for itself and in respect of any of its property of any such court. The Company further agrees that final judgment against it in any such action or proceeding arising out of or relating to this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and. of the amount of its obligation.

      (b) Prior to the first Closing Date, the Company shall irrevocably designate and appoint an agent satisfactory to OPIC for service of process in the District of Columbia as its authorized agent to receive, accept, and acknowledge on its behalf service of process in any such proceeding, and shall provide OPIC with evidence of the prepayment in full of the fees of such agent. The Company agrees that service of process, writ, judgment, or other notice of legal process upon said agent shall be deemed and held in every respect to be effective personal service upon it. The Company shall maintain such appointment (or that of a successor satisfactory to OPIC) continuously in effect at all times while the Company is obligated under the Finance Agreement or any Note. Nothing hereto shall affect OPIC's right to serve process in any other manner permitted by applicable law.

Section 7.04. Arbitration.

      (a) ARBITRATION; RULES; VENUE; LANGUAGE. Any dispute, controversy, or claim arising out of, or relating to, or in connection with, this Agreement, any Note, or any other Financing Document to which the Company and OPIC are parties, (including the breach, termination or validity hereof or thereof), and any dispute concerning the scope of this arbitration clause, may, at the option of OPIC and upon written notice to the Company, be referred to for final settlement by arbitration. Such arbitration proceedings shall be conducted in accordance with the International Arbitration Rules of the International Chamber of Commerce ("ICC") in effect on the date on which the arbitration commences (the "RULES"). The seat of the arbitration shall be the City of New York, New York, unless OPIC directs that the place of arbitration shall instead be Washington, D.C. The arbitration shall be conducted in the English language. Upon the Company's receipt of a notice from OPIC of its election to settle by arbitration any dispute, controversy or claim pursuant to this Section 7.04, the Company shall be obligated to settle such dispute, controversy or claim as provided in this Section 7.04. If any dispute, controversy or claim is referred to arbitration by OPIC, the Company hereby agrees to the jurisdiction of the arbitral panel with respect to such dispute, controversy or claim to the exclusion of the courts of the Russian Federation or any other jurisdiction.

      (b) ARBITRATORS; SELECTION; QUALIFICATIONS. The arbitration shall be conducted by three arbitrators. OPIC and the Company shall appoint one arbitrator, and each shall notify the other of the name of its appointee within 60 days of the date of OPIC's notice to the Company. The two arbitrators appointed by OPIC and the Company shall together, within 60 days after the date on which the first two arbitrators were required to be appointed, appoint the third, presiding arbitrator. If OPIC and the Company fail to appoint any arbitrator within the time limits provided hereunder, such arbitrators shall upon the written request of OPIC or the Company, be appointed by the President of the ICC. Each arbitrator shall be fluent in the English language, shall be a disinterested person, and shall be an attorney qualified to practice law in the State of New York or the District of Columbia for a minimum of 5 years, with experience in representing lenders and borrowers in international project finance lending to private sector borrowers. OPIC or the Company may, within 10 days of notice of an appointment, challenge the appointment of an arbitrator as lacking the qualifications set forth in the preceding sentence pursuant to the procedures prescribed by the Rules. Any determination by the ICC as to qualifications shall be final and binding and not subject to judicial review. If an arbitrator must be replaced for any reason, the appointing party shall endeavour to appoint a substitute arbitrator within a reasonable time.

      (c) LAW. Each arbitral panel established hereunder shall make its decisions entirely on the basis of this Agreement, the relevant Note or the relevant Financing Document, as applicable, the governing law provisions provided herein or therein, and the Rules.

      (d) STATEMENTS OF CLAIM AND DEFENSE: Representation: Proceedings. OPIC shall communicate its statement of claim in writing to the Company and the arbitral panel within a period of time to be determined by the panel. The Company shall file a statement of defense in writing following receipt of OPIC's statement of claim within a period of time to be determined by the panel. The parties may be represented or assisted by legal counsel of their choice. The arbitral panel shall determine a date on which it shall commence taking evidence, which date shall not be less than 60 days after the Company's submission of its statement of defense, unless OPIC directs otherwise. Where the Rules do not provide for a particular situation, the arbitral panel shall by a majority, in its absolute discretion, determine the course of action to be followed and its decision shall be final.

      (e) AWARDS. The arbitral panel shall issue a written decision and award within 60 days after the conclusion of the relevant proceedings. Any award of the arbitral panel shall be final and binding, and judgment upon any arbitral award may be entered and enforced by any court or judicial authority of competent jurisdiction. Any money award shall be made and shall be payable in Dollars. The award shall be limited to the scope of the submission and in no circumstance shall the arbitral panel render an award EX AEQUO ET BONO or as AMIABLE COMPOSITEUR. If either party wishes to submit a request that the arbitral panel interpret the award or correct any clerical, typographical or computation errors, or make an additional award as to claims presented but omitted from the award, such request shall be submitted to the arbitral panel and the other party within 10 days after the award. If the panel considers such request justified, after considering the contention of the parties, the panel shall promptly comply with such request. The arbitral panel, OPIC or the Company shall not be entitled to seek from any judicial authority or take any interim measures or provide any preaward relief against OPIC or the Company, notwithstanding any contrary provisions in the Rules.

      (f) COSTS. Fees and Expenses. Each party shall pay its own costs, fees and expenses.

      (g) NO WAIVER. In invoking any arbitration pursuant to this Section 7.04, OPIC shall not be deemed to have waived any fights, immunities or privileges to which it or any of its directors, officers or employees are entitled. By submitting to arbitration, OPIC shall not be deemed to have submitted to the jurisdiction of any court other than the United States Court of Claims in Washington, D.C.

SECTION 7.05. JUDGMENT CURRENCY.

      This is an international loan transaction in which the specification of Dollars is of the essence, and such currency shall be the currency of account in all events. The payment obligation of the Company hereunder and under the Notes shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars in the United States of America under normal banking procedures does not yield the amount of Dollars then due. In the event that any payment by the Company, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in the payment of such amount of Dollars at the place such amount is due, OPIC shall be entitled to demand immediate payment of, and shall have a separate cause of action against the Company for, the additional amount necessary to yield the amount of Dollars then due. In the event OPIC, upon the conversion of such judgment into Dollars, shall receive (as a result of currency exchange rate fluctuations) an amount greater than that to which it was entitled, the Company shall be entitled to immediate reimbursement of the excess amount.

SECTION 7.06. Immunity.

      The Company represents and warrants that it is subject to civil and commercial law with respect to its obligations under this Agreement, the Notes, and each of the other Financing Documents to which it is a party, that the making and performance of this Agreement, the Notes, and such other Financing Documents and the borrowings by the Company pursuant hereto constitute private and commercial acts rather than governmental or public acts and that neither the Company nor any of its properties or revenues has any fight of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its obligations under this Agreement, the Notes, and such other Financing Documents. To the extent that the Company may hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, any Note or any other Financing Document to which it is a party, to claim for itself or its revenues or assets any such immunity, and to the extent that in any such jurisdiction there may be attributed to the Company such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity. The foregoing waiver of immunity shall have effect under the United States Foreign Sovereign Immunities Act of 1976.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

SECTION 8.01. NOTICES.

      Each notice, demand, report, or other communication relating to this Agreement shall be in writing, shall be hand-delivered or sent by mail (postage prepaid), telegram or facsimile transmission (with a copy by mail to follow, receipt of which copy shall not be required to effect notice), and shall be deemed duly given when sent to the following addresses, or to such other address or number as each party shall have last specified by notice to the other parties:

      To the Company:

            UL. KOPROVAYA, 4
            KOMSOMOLSK - NA - AMURE
            681005
            RUSSIAN FEDERATION
                  (Attn: the President)

            (Facsimile: 0117-4217246855)

      with a copy to:

            David Sylvester, Esq.
            Hale and Dorr
            Suite 1000
            1455 Pennsylvania Avenue, N.W.
            Washington D.C. 20004

            (Facsimile: 1-202-942-8484)

      To OPIC:

            Overseas Private Investment Corporation
            1100 New York Avenue, N.W.
            Washington, D.C. 20527
            United States of America

                  (Attn: Vice President, Finance
                         with a copy to Treasurer)

            (Facsimile: 1-202-408-9859)

Either party may, by written notice to the other, change the address to which such communications should be sent to it.

SECTION 8.02. ENGLISH LANGUAGE.

      All documents to be furnished or communications to be given or made under this Agreement, the Notes, and each of the other Financing Documents to which the Company is a party shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by an Authorized Officer of the Company, which translation shall be the governing version between the Company and OPIC.

SECTION 8.03. GOVERNING LAW.

      THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE DISTRICT OF COLUMBIA, UNITED STATES OF AMERICA, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS.

SECTION 8.04. SUCCESSION.

      This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto, provided that the Company shall not, without the prior written consent of OPIC, assign or delegate all or any part of its interest herein or obligations hereunder.

SECTION 8.05. SURVIVAL OF AGREEMENTS.

      Each agreement, representation, warranty and covenant contained or referred to in this Agreement shall survive any investigation at any time made by OPIC and shall survive the Disbursement of the Loan, except for changes permitted hereby, and, save as otherwise provided in Section 2.09, shall terminate only when all amounts due or to become due under this Agreement and the Notes are paid in full.

SECTION 8.06. INTEGRATION; AMENDMENTS.

      This Agreement embodies the entire understanding of the parties hereto, and supersedes all prior negotiations, understandings and agreements between them with respect to the subject matter hereof. The provisions of this Agreement may be waived, supplemented or amended only by an instrument in writing signed by Authorized Officers of the Company and OPIC.

SECTION 8.07. SEVERABILITY.

      If any provision of this Agreement is prohibited or held to be invalid, illegal or unenforceable in any jurisdiction, the parties hereto agree to the fullest extent permitted by law that (i) the validity, legality and enforceability of the other provisions in such jurisdiction shall not be affected or impaired thereby, and (ii) any such prohibition, invalidity, illegality or unenforceability shall not render such provision prohibited, invalid, illegal, or unenforceable in any other jurisdiction.

SECTION 8.08. NO WAIVER.

      (a) No failure or delay by OPIC in exercising any right, power or remedy shall operate as a waiver thereof or otherwise impair any of its rights, powers or remedies. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other legal right. No waiver of any such right shall be effective unless given in writing.

      (b) The rights or remedies provided for herein are cumulative and are not exclusive of any other rights, powers or remedies provided by law. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other appropriate right or remedy.

SECTION 8.09. WAIVER OF JURY TRIAL.

      The Company and OPIC each hereby irrevocably waives, to the fullest extent permitted by law, any right to have a jury participate in resolving any dispute arising out of, in connection with, related to, or incidental to the relationship between them established by this Agreement, the Notes, any other Financing Document and any other instrument, document or agreement entered into in connection with this Agreement or the transactions contemplated hereby.

SECTION 8.10. WAIVER OF LITIGATION PAYMENTS.

      In the event that any action or lawsuit is initiated by or on behalf of OPIC in Russia or elsewhere against the Company or any other party to any Financing Document, the Company, to the fullest extent permissible under applicable law, irrevocably waives its right to, and agrees not to request, plead, or claim that OPIC and its successors, transfers, and assigns (any such Person, an "OPIC PLAINTIFF") post, pay, or offer, any cautio judicaturm solvi bond, litigation bond, or any other bond, fee, payment, or security measure provided for by any provision of law applicable to such action or lawsuit (any such bond, fee, payment, or measure, a "LITIGATION PAYMENT"), and the Company further waives any objection that it may now or hereafter have to an OPIC Plaintiffs claim that such OPIC Plaintiff should be exempt or immune from posting, paying, making or offering any such Litigation Payment.

SECTION 8.11. INDEMNITY.

      To the extent permitted by law, the Company hereby indemnifies and holds harmless OPIC and its directors, officers, employees, agents, counsel, subsidiaries and Affiliates (the "INDEMNIFIED PERSONS") from and against any arid all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the Financing Documents or any of them or any of the transactions contemplated hereby or thereby; PROVIDED, HOWEVER, that the Company shall not be liable to any Indemnified Person for any losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that resulted from the gross negligence or willful misconduct of such Indemnified Person.

SECTION 8.12. FURTHER ASSURANCES.

      From time to time, the Company shall execute and deliver to OPIC such additional documents as OPIC may require to carry out the purposes of this Agreement or the Financing Documents or to preserve and protect OPIC's rights as contemplated herein or therein.

SECTION 8.13. COUNTERPARTS.

      This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, each of the parties has has this Agreement to be executed and delivered on its behalf by its Authorized Officer as of the date first above written.

      CLOSED JOINT STOCK COMPANY
      FOREST STARMA

      By:         /s/                                  /s/
          ------------------------------        --------------------------------
                                         [SEAL]
      Its:
          ------------------------------        --------------------------------


      OVERSEAS PRIVATE INVESTMENT CORPORATION


      By: /s/ John P. Harper
          ------------------------------

      Its:  Manager, Project Finance
          ------------------------------




                       [Exhibits Intentionally Omitted]